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                                                                    EXHIBIT 21.1

                        CENTILLIUM COMMUNICATIONS, INC.

                         SUBSIDIARIES OF THE REGISTRANT

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Subsidiary Legal Name                        Jurisidiction of Incorporation/Formation
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
The Americas:
  Centillium Communication International     Cayman Islands

Europe:
  Centillium Communications Ltd.             United Kingdom
  Centillium Communications, SARL            France

Asia:
  Centillium Communications India Pvt. Ltd.  India
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